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                                                                     EXHIBIT 1.1

                        HAYES WHEELS INTERNATIONAL, INC.

                                  $250,000,000

                   9 1/8% Senior Subordinated Notes due 2007


                               PURCHASE AGREEMENT

                                                                   June 19, 1997

CIBC WOOD GUNDY SECURITIES CORP.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BEAR, STEARNS & CO. INC.
MORGAN STANLEY & CO. INCORPORATED
SALOMON BROTHERS INC
c/o CIBC Wood Gundy Securities Corp.
425 Lexington Avenue
3rd Floor
New York, New York  10017

Ladies and Gentlemen:

           Hayes Wheels International, Inc., a Delaware corporation (the "Company"), and each of the Company's subsidiaries listed in Exhibit A hereto (each, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, together with the Company, the "Issuers") hereby confirm their agreement with you (the "Initial Purchasers"), as set forth below.

           1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $250,000,000 aggregate principal amount of its 9-1/8% Senior Subordinated Notes due 2007 (the "Notes"). The obligations of the Company under the Indenture (as hereinafter defined) and the Notes will be unconditionally guaranteed (the "Guarantees"), on a joint and several basis, by each Subsidiary Guarantor. The Notes and the Guarantees are to be issued pursuant to the Indenture (the "Indenture"), dated June 30, 1997, among the Company, The Bank of New York, a New York corporation, as trustee (the "Trustee"), and the Subsidiary Guarantors. The Notes and the Guarantees are hereinafter referred to collectively as the "Securities."

           The sale of the Securities to the Initial Purchasers (the "Offering") will be made without registration of the Securities under the Securities Act of 1933, as amended, (the "Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, in reliance

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upon the exemption therefrom provided by Section 4(2) of the Act.  Holders of the Securities will have the benefits of a Registration Rights Agreement to be dated as of June 30, 1997 among the Issuers and the Initial Purchasers (the "Registration Rights Agreement").

           In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated June 12, 1997 (the "Preliminary Memorandum") and prepared a final offering memorandum dated
June 19, 1997 (the "Final Memorandum" and, together with the Preliminary Memorandum, the "Memorandum") setting forth or including a description of the terms of the Securities, the terms of the Offering, a description of the Company and any material developments relating to the Company occurring after the date of the most recent financial statements included therein.

           The Securities are being issued and sold in connection with the acquisition (the "Acquisition") by the Company of Lemmerz Holding GmbH, a limited liability company organized under the laws of the Federal Republic of Germany ("Lemmerz"), pursuant to the Purchase Agreement (the "Acquisition Agreement"), dated June 6, 1997, among the Company, Cromodora Wheels S.p.A., Lemmerz and the shareholders of Lemmerz, pursuant to which the Company will purchase the capital stock of Lemmerz for (i) $200 million in cash and (ii) convertible preferred stock of the Company which, following stockholder approval, will automatically convert into 5 million shares of newly issued common stock of the Company. The cash portion of the consideration, the refinancing of existing Lemmerz debt, working capital of the Company and the fees and expenses of the Lemmerz Acquisition will be financed with the proceeds from the Offering and borrowings under an amended $740.5 million senior secured term loan facility (the "Credit Agreement") among the Company, Canadian Imperial Bank of Commerce, as administrative agent, Merrill Capital Corporation, as documentation agent, and the other financial institutions party thereto, as lenders. The time of the consummation of the Acquisition is herein referred to as the "Effective Time."

           In connection with the Acquisition, the Company is soliciting consents from holders of its 11% Senior Subordinated Notes due 2006 (the "Old Notes") to amendments (the "Proposed Amendments") to certain of the provisions in the indenture governing the Old Notes (the "Old Indenture"), as described in the Consent Solicitation Statement dated June 12, 1997, the related form of Consent and instructions thereto and any supplemental materials attached thereto (the "Consent Solicitation"). After


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receipt of the required consents from the holders of the Old Notes, the
Company, the Subsidiary Guarantors parties to the Old Indenture and the trustee under the Old Indenture will enter into a supplemental indenture to give effect to the Proposed Amendments.

           The Acquisition Agreement and the documents entered into in connection therewith including, without limitation, the agreements attached thereto as exhibits, are herein collectively referred to as the "Acquisition Documents." This Agreement, the Securities, the Exchange Notes (as defined in the Registration Rights Agreement), the Private Exchange Notes (as defined in the Registration Rights Agreement), the Registration Rights Agreement and the Indenture are herein collectively referred to as the "Offering Documents."
The Acquisition Documents, the Offering Documents and the Credit Agreement are herein collectively referred to as the "Transaction Documents." The Offering, the Acquisition, the Consent Solicitation and the execution of and borrowing under the Credit Agreement are collectively referred to as the "Transactions."

           2. Representations and Warranties of the Issuers. The Issuers, jointly and severally, represent and warrant to and agree with the Initial Purchasers that:

           (a) Each of the Preliminary Memorandum and the Final Memorandum, as of its respective date and, in the case of the Final Memorandum, at the Closing Date (as defined in Section 3 hereof), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions that are made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in the Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, which information is set forth in
      Section 15.

           (b) Each of the Issuers and the Subsidiaries (as hereinafter defined) that is a corporation organized under the laws of a jurisdiction of the United States has been and at and as of the Effective Time will be duly incorporated and each of the Issuers and each Subsidiary that is a corporation organized under the laws of a jurisdiction


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      of the United States is and at and as of the Effective Time will be validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its business as now conducted as described in the Memorandum, is and at and as of the Effective Time will be duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other) or results of operations of any of the Issuers, the Subsidiaries, Lemmerz and each of the Lemmerz Subsidiaries, taken as a whole (any such event a "Material Adverse Effect"); each of the Issuers and the Subsidiaries that is not a corporation organized under the laws of a jurisdiction of the United States, and, to the best knowledge of the Issuers, after due inquiry, Lemmerz and each of the Lemmerz Subsidiaries has been and at and as of the Effective Time will be duly organized and validly existing under the laws of the jurisdiction in which it is so organized, with the requisite power and authority to own its properties and conduct its business as now conducted and as described in the Memorandum; the Company had as of the date specified therein the authorized, issued and outstanding capitalization set forth in the Final Memorandum; except as set forth in Exhibit B-1 hereto and for the Subsidiary Guarantors (collectively, the "Subsidiaries"), the Company does not have any subsidiaries and, to the best knowledge of the Company, after due inquiry, except as set forth in Exhibit B-2 hereto (the "Lemmerz Subsidiaries"), Lemmerz does not have any subsidiaries or own directly or indirectly any of the capital stock or other equity securities of any other person; all of the outstanding shares of capital stock of the Issuers and the Subsidiaries have been, and to the best knowledge of the Issuers, after due inquiry, all of the outstanding shares of capital stock of Lemmerz and the Lemmerz Subsidiaries have been, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights and, in the case of the Subsidiary Guarantors, the Subsidiaries, and the Lemmerz Subsidiaries except in connection with the Credit Agreement, are owned free and clear of all liens, encumbrances, equities and restrictions on transferability (other than those imposed by the Act and the state securities or "Blue Sky" laws);


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      except as set forth in the Final Memorandum, no options, warrants or other rights to purchase from any Issuer or any Subsidiary or, to the best knowledge of the Issuers, after due inquiry, except as set forth in Exhibit B-2, Lemmerz or any Lemmerz Subsidiary, agreements or other obligations of any Issuer or any Subsidiary or, to the best knowledge of the Issuers, after due inquiry, Lemmerz or any Lemmerz Subsidiary, to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in any Issuer or any Subsidiary or Lemmerz or any Lemmerz Subsidiary, are outstanding.

           (c) Each of the Issuers has the required corporate power and authority to execute, deliver and perform its obligations under the Indenture, the Securities, the Exchange Notes and the Private Exchange Notes. The Securities, the Exchange Notes, the Private Exchange
      Notes and the guarantees to be endorsed thereon have each been duly and validly authorized by each of the Issuers for issuance and, when executed by the Issuers and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Securities, delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Issuers, entitled to the benefits of the Indenture and enforceable against the Issuers in accordance with their terms except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity); each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture, the Securities, the Exchange Notes and the Private Exchange Notes, and the Indenture has been duly and validly authorized by the Issuers and is in a form to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA") and, when executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in ef-


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      fect relating to or affecting creditors' rights generally or (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity).

           (d) Each of the Issuers has the requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Issuers and, when executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms except (i) that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, or general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (ii) as any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

           (e) Each of the Issuers has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized by the Issuers and, when executed and delivered by the Issuers, will constitute a valid and legally binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms except (i) that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

           (f) Each of the Issuers has and, to the best knowledge of the Issuers, after due inquiry, Lemmerz has all requisite power and authority to execute, deliver and perform its obligations under each of the Transaction Documents (other than the Offering Documents) to which it is a party; each of the Transaction Documents (other than the Offering Documents), has been duly and validly authorized


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      by each of the Issuers and, to the best knowledge of the Issuers, after due inquiry, Lemmerz to the extent it is a party thereto and each Transaction Document (other than the Offering Documents), when executed and delivered, will constitute a valid and legally binding agreement of such of the Issuers and, to the best knowledge of the Issuers, after due inquiry, Lemmerz that is a party thereto, enforceable against such of the Issuers and, to the best knowledge of the Issuers, after due inquiry, Lemmerz that is a party thereto, in each case in accordance with its terms (assuming due authorization, execution and delivery of each Transaction Document by any other party thereto) except (i) that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

           (g) Except as set forth in the Final Memorandum and the consent pursuant to the lex Friedrich which failure to obtain would not be material to Lemmerz and the Lemmerz Subsidiaries, taken as a whole, no consent, approval, authorization or order of any court or governmental agency or body is required for the performance of any of the Transaction Documents by the Issuers or, to the best knowledge of the Issuers, after due inquiry, Lemmerz, to the extent each is or will be a party thereto, or for the consummation by the Issuers or, to the best knowledge of the Issuers, after due inquiry, Lemmerz, of any of the transactions contemplated thereby, except to the extent set forth in the Acquisition Agreement (including, without limitation, the Lemmerz Disclosure Schedule and the HWI Disclosure Schedule) for such consents, approvals, authorizations or orders as have been obtained or made or as may be required under the Act and the TIA (with respect to the transactions contemplated by the Registration Rights Agreement) or as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Securities by the Initial Purchasers; and none of the Issuers or, to the best knowledge of the Issuers, after due inquiry, Lemmerz or the Lemmerz Subsidiaries, is (i) in violation of its certificate of incorporation or bylaws, (ii) in violation of any statute, judgment, decree, order, rule or regulation applicable to


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      it or any of its properties or assets, which violation would, individually or in the aggregate, have a Material Adverse Effect, or
      (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Transaction Documents or any other contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject, which default would, individually or in the aggregate, have a Material Adverse Effect.

           (h) The execution, delivery and performance by the Issuers and, to the best knowledge of the Issuers, after due inquiry, Lemmerz, of each of the Transaction Documents to which it is a party, and the consummation by the Issuers and, to the best knowledge of the Issuers, after due inquiry, Lemmerz of the transactions contemplated thereby and the fulfillment of the terms thereof, will not violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (a) the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, or agreement or instrument to which any of the Issuers or the Subsidiaries is, or to the best knowledge of the Issuers, after due inquiry, Lemmerz is, a party or to which any of their respective properties or assets are subject, which violation, conflict, breach or default would, individually or in the aggregate, have a Material Adverse Effect, (b) the certificate of incorporation or bylaws of any of the Issuers, the Subsidiaries or Lemmerz or (c) (assuming compliance with all applicable Federal and state securities and "Blue Sky" laws) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Issuers or the Subsidiaries or, to the best knowledge of the Issuers, after due inquiry, Lemmerz, or any of their respective properties or assets, which violation, conflict, breach or default would, individually or in the aggregate, have a Material Adverse Effect.

           (i) Each of the Transactions has been duly authorized by each of the Issuers and, to the best knowledge of the Issuers, after due inquiry, Lemmerz, to the extent each is or will be a party thereto.


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           (j)  The audited consolidated financial statements and schedules of each of the Company and Lemmerz included in the Memorandum present fairly the consolidated financial position, results of operations and cash flows of the Company and, to the best knowledge of the Issuers, after due inquiry, Lemmerz, respectively, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein; the unaudited consolidated financial statements and the related notes of the Company and Lemmerz included in the Memorandum present fairly the consolidated financial position, results of operations and cash flows of the Company and, to the best knowledge of the Company, after due inquiry, Lemmerz, respectively, at the dates and for the periods to which they relate, subject to year-end audit adjustments, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as otherwise stated therein and have been prepared on a basis substantially consistent with that of the audited financial statements referred to above except as otherwise stated therein; to the best knowledge of the Company, after due inquiry, the summary and selected financial and statistical data included in the Memorandum present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited and unaudited financial statements included therein, except as otherwise stated therein; and KPMG Peat Marwick LLP and KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprufungsgesellschaft, which have examined certain of such financial statements and schedules as set forth in their reports included in the Memorandum, are independent public accounting firms as required by the Act.

           (k) (i) The pro forma financial statements and other pro forma financial information (including the notes thereto) included in the Memorandum (A) have been prepared in accordance with applicable requirements of Rule 11-02 of Regulation S-X promulgated under the Act and (B) have been properly computed on the bases described therein; (ii) the assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.



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           (l)  Except as described in the Final Memorandum, there is not pending or, to the best knowledge of the Issuers, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which any of the Issuers or the Subsidiaries or, to the best knowledge of the Issuers, after due inquiry, Lemmerz or the Lemmerz Subsidiaries, is a party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the Issuers or the Subsidiaries or Lemmerz or the Lemmerz Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the transactions described in the Final Memorandum under the captions "Use of Proceeds" and "The Lemmerz Acquisition."

           (m) The Issuers and the Subsidiaries and, to the best knowledge of the Issuers, after due inquiry, Lemmerz and the Lemmerz Subsidiaries, possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how (i) that are necessary to conduct their business as described in the Memorandum and
      (ii) the loss of which would, individually or in the aggregate, have a Material Adverse Effect.

           (n) None of the Issuers or the Subsidiaries has received and, to the best knowledge of the Issuers, after due inquiry, none of Lemmerz or the Lemmerz Subsidiaries has received, any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

           (o) Each of the Issuers and the Subsidiaries has obtained and, to the best knowledge of the Issuers, after due inquiry, Lemmerz and the Lemmerz Subsidiaries have obtained all licenses, permits, franchises and other governmental authorizations, the lack of which would, individually or in the aggregate, have a Material Adverse Effect.

           (p) Subsequent to the respective dates as of which information is given in the Final Memorandum and except as described therein, (i) the Issuers and the Subsidiaries

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      have not incurred and, to the best knowledge of the Issuers, after due inquiry, Lemmerz and the Lemmerz Subsidiaries, taken as a whole, have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, in either case whether or not in the ordinary course of business, and (ii) the Issuers and the Subsidiaries or, to the best knowledge of the Issuers, after due inquiry, Lemmerz and the Lemmerz Subsidiaries, taken as a whole, have not purchased any of their respective outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on any of their respective capital stock or otherwise.

           (q) None of the Issuers or the Subsidiaries or, to the best knowledge of the Issuers, after due inquiry, Lemmerz or the Lemmerz Subsidiaries, has taken or will take any action that would cause this Agreement or the issuance or sale of the Securities to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

           (r) Each of the Issuers and the Subsidiaries has and, to the best knowledge of the Issuers, after due inquiry, each of Lemmerz and the Lemmerz Subsidiaries has, good and marketable title to all real property described in the Final Memorandum as being owned by it and good and marketable title to the leasehold estate in the real property described therein as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Final Memorandum or such as would not, individually or in the aggregate, have a Material Adverse Effect.

           (s) Each of the Issuers and the Subsidiaries has and, to the best knowledge of the Issuers, after due inquiry, each of Lemmerz and the Lemmerz Subsidiaries has, filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect; and, other than taxes due thereon or tax deficiencies which any Issuer or Subsidiary or, to the best knowledge of the Issuers, after due inquiry, any of Lemmerz or the Lemmerz Subsidiaries, is contesting in good faith and for which any Issuer or Subsidiary or, to the best knowledge of the Issuers, after due inquiry, either Lemmerz or the Lemmerz Subsidiaries reasonably believe that it has provided adequate reserves, has paid all taxes due thereon and there is no tax deficiency that has been asserted against any Issuer or Subsidiary or, to the best knowledge of the Issuers, after due inquiry, either Lemmerz or the Lemmerz Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect.

           (t) (i) Immediately after the consummation of the Acquisition and the other transactions contemplated by the Transaction Documents, the fair value and present fair saleable value of the assets of the Company will exceed the sum of its stated liabilities and identified contingent liabilities; and (ii) the Company is not, nor will it be, after giving effect to the execution, delivery and performance of the Transaction Documents, to the extent it is a party thereto, and the consummation of the transactions contemplated thereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) insolvent.

           (u) Assuming the accuracy of the Initial Purchasers' representations and warranties set forth in Section 5 hereof, and the due performance by the Initial Purchasers of the covenants and agreements set forth in Section 5 hereof, the offer and sale of the Securities to the Initial Purchasers in the manner contemplated by this Agreement and the Final Memorandum does not require registration under the Act and the Indenture does not require qualification under the TIA.

           (v) No securities of the Company or any of its Subsidiaries are (i) of the same class (within the meaning of Rule 144A under the Act) as the Securities and (ii) listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated interdealer quotation system.

           (w) None of the Issuers or the Subsidiaries, any of their respective Affiliates or any person acting on their behalf (other than the Initial Purchasers) has, and, to the best knowledge of the Issuers, after due inquiry, Lemmerz and the Lemmerz Subsidiaries have not, engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to the Securities; and the Issuers, the Subsidiaries, their respective Affiliates and any person acting on their behalf (other than the Initial Purchasers) have acted in accordance with the offering restrictions requirements of Regulation S.

           (x) (i) The Issuers have delivered to the Initial Purchasers a true and correct copy of each of the Transaction Documents that have been executed and delivered prior to the date of this Agreement and each other Transaction Document in the form substantially as it will be executed and delivered on or prior to the Closing Date, together with all related agreements and all schedules and exhibits thereto, and as of the date hereof there have been no material amendments, alterations, modifications or waivers of any of the provisions of any of the Transaction Documents since their date of execution or from the form in which any such Transaction Document has been delivered to the Initial Purchasers; and
      (ii) there exists as of the date hereof (after giving effect to the transactions contemplated by each of the Transaction Documents) no event or condition that would constitute a default or an event of default (in each case as defined in each of the Transaction Documents) under any of the Transaction Documents that would result in, individually or in the aggregate, a Material Adverse Effect or materially adversely effect the ability of the Company or to the best knowledge of the Issuers, after due inquiry, Lemmerz to consummate the Acquisition and the other Transactions.

           (y) Except as disclosed in the Final Memorandum and except as would not individually or in the aggregate have a Material Adverse Effect,
      (A) each of the Issuers and the Subsidiaries is and, to the best knowledge of the Issuers, after due inquiry, each of Lemmerz and the Lemmerz Subsidiaries is, in compliance with all applicable Environmental Laws, (B) each of the Issuers and the Subsidiaries has and, to the best knowledge of the Issuers, after due inquiry, each of Lemmerz and the Lemmerz Subsidiaries has, made all filings and provided all notices required under any applicable Environmental Law, and has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there are no pending or, to the best knowledge of the Issuers, after due inquiry, threatened Environmental Claims against any of the Issuers or the Subsidiaries or to the best knowledge of the Issuers, after due inquiry, Lemmerz or the Lemmerz Subsidiaries and (D) none of the Issuers or the Subsidiaries has and, to the best knowledge of the Issuers, after due inquiry, neither Lemmerz nor the Lemmerz Subsidiaries have knowledge of any circumstances with respect to any of their respective properties or operations that could reasonably be anticipated to form the basis of an Environmental Claim against any of them or any of their subsidiaries or any of their respective properties or operations and the business operations relating thereto which Environmental Claims would, individually or in the aggregate, have a Material Adverse Effect.

           For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any federal, state, local or municipal statute, law, rule, regulation, ordinance, code or rule and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment binding on any of the Issuers or the Subsidiaries or Lemmerz or the Lemmerz Subsidiaries, relating to pollution or protection of the environment or health or safety or any chemical, material or substance that is subject to regulation thereunder. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, written notices of responsibility, information requests, liens, written notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

           (z) None of the Issuers or the Subsidiaries and, to the best knowledge of the Issuers, after due inquiry, none of Lemmerz or the Lemmerz Subsidiaries is required to register as an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

           (aa) Except as stated in the Final Memorandum, none of the Issuers or the Subsidiaries or, to the best knowledge of the Issuers, after due inquiry, none of Lemmerz or the Lemmerz Subsidiaries or any of their respective directors, officers or controlling persons, has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of any Issuer to facilitate the sale or resale of the Securities (it being understood that no representation or warranty is made as to any actions by the Initial Purchasers).

          3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuers agree to issue and sell to the Initial Purchasers, and each of the Initial Purchasers severally agrees to purchase from the Issuers, at 97.5% of their principal amount, the respective aggregate principal amounts of the Securities set forth opposite their respective names on Exhibit C hereto. The obligations of the Initial Purchasers under this Agreement are several and not joint. One or more certificates in definitive form for the Securities that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as each Initial Purchaser requests upon notice to the Company at least 48 hours prior to the Closing Date, shall be delivered by or on behalf of the Company, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer of immediately available funds net of the overnight cost of such funds to the account of the Company previously designated by it in writing. Such delivery of and payment for the Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, at
9:00 a.m., New York time, on June 30, 1997, or at such date as the Initial Purchasers and the Company may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Securities available for checking and packaging by the Initial Purchasers at the offices in New York, New York of CIBC Wood Gundy Securities Corp. at least 24 hours prior to the Closing Date.

           4. Registration Rights of Holders of Securities. The Initial Purchasers and their direct and indirect transferees of the Securities will have such rights with respect to the registration thereof under the Act and qualification of the Indenture under the TIA as are set forth in the Registration Rights Agreement.


           5. Resale of Securities. Each Initial Purchaser represents and warrants to, and agrees with, the Company that (a) it is a "qualified institutional buyer" as defined in Rule 144A under the Act ("QIB"); (b) it has not and will not, directly or indirectly, solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; (c) it has not and will not, directly or indirectly, engage in any "directed selling efforts" (as defined in Regulation S under the Act); and (d) it has and will solicit offers for the Securities only from, and will offer, sell and deliver the Securities only to, (A) in the case of offers inside the United States, (i) persons whom such Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchasers that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A or
(ii) a limited number of other institutional investors each of which is reasonably believed by the Initial Purchaser to be an "accredited investor" (as defined in Rule 501(a)(1)(2), (3) or (7) of the Act) that, prior to their purchase of the Securities, deliver to the Initial Purchaser a letter containing the representations and agreements set forth in Annex I to the Final Memorandum and (B) in the case of offers outside the United States, to persons other than U.S. Persons in compliance with Regulation S under the Act ("foreign purchasers," which terms shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Final Memorandum.

           6. Certain Covenants. The Issuers, jointly and severally, covenant and agree with the Initial Purchasers that:

           (a) None of the Issuers will amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers or counsel for the Initial Purchasers shall reasonably object. The Issuers will promptly, upon the reasonable request of the Initial Purchasers or counsel to the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be reasonably necessary or advisable in connection with the resale of the Securities by the Initial Purchasers.

           (b) The Issuers will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Securities by the Initial Purchasers; provided, however, that in connection therewith none of the Issuers shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

           (c) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Securities or, if issued, the Private Exchange Notes, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Issuers will promptly notify the Initial Purchasers thereof (who thereafter will not use such Final Memorandum until appropriately amended or supplemented) and will prepare, at the expense of the Issuers, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

           (d) The Company will, without charge, provide to each Initial Purchaser and to counsel to the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

           (e) During the period of five years from the Closing Date, the Company will furnish to the Initial Purchasers (a) as soon as available, a copy of each report and other communication (financial or otherwise) of the Company mailed to the Trustee or the holders of the Securities, stockholders or filed with the Commission or any national securities exchange on which any class of securities of the Company may be listed and (b) from time to time such other information concerning the Company as you may reasonably request.

           (f) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith) or if this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of the Issuers to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse you for all reasonable out-of-pocket expenses (including fees and expenses of counsel for the Initial Purchasers) incurred by you in connection herewith.

           (g) The Company will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Final Memorandum.

           (h) Prior to the Closing Date, the Company will furnish to the Initial Purchasers, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim consolidated financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

           (i) None of the Issuers or any of their respective Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

           (j) The Issuers will not, and will not permit any of the Subsidiaries to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

           (k) For so long as any of the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Act and not able to be sold in their entirety under Rule
      144 under the Act (or any successor provision), the Company will make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

           (l) The Issuers will use their best efforts to (i) permit the Securities to be included for quotation on the Private Offering, Resales, and Trading through Automated Linkages Market ("PORTAL") and (ii) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC").

           (m) In connection with Securities offered and sold in an offshore transaction (as defined in Regulation S), the Company will not register any transfer of such Securities not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Securities in the form of definitive securities.

           7. Expenses. Notwithstanding any termination of this Agreement (pursuant to Section 11 or otherwise), the Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Issuers of their obligations hereunder: (i) the preparation, printing or reproduction of each Preliminary Memorandum, the Final Memorandum (including financial statements) and each amendment or supplement to it; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Memorandum and all amendments or supplements to it as may be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp taxes in connection with the original issuance and sale of the Securities and trustees' fees; (iv) the reproduction and delivery of this Agreement, the preliminary and supplemental "Blue Sky" memoranda, including filing fees and reasonable fees and disbursements of Cahill Gordon & Reindel, counsel to the Initial Purchasers, relating thereto, and all other agreements or documents reproduced and delivered in connection with the offering of the Securities; (v) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including the reasonable fees, expenses and disbursements of counsel to the Initial Purchasers relating to such registration and qualification); (vi) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (vii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Issuers; (viii) fees and expenses of the Trustee including fees and expenses of its counsel; and (ix) any fees charged by investment rating agencies for the rating of the Securities.

           8. Conditions of the Initial Purchasers' Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Securities are subject to the accuracy of the representations and warranties contained herein, to the performance by the Issuers of their respective covenants and agreements hereunder and to the following additional conditions unless waived in writing by the Initial Purchasers:

           (i) None of the issuance and sale of the Securities pursuant to this Agreement, the Transactions or any other transactions contemplated by any of the Transaction Documents or the Final Memorandum shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or threatened against any of the Issuers or against you relating to the issuance of the Securities or the Initial Purchasers' activities in connection therewith, the Transactions or any other transaction contemplated by any of the Transaction Documents or the Final Memorandum.

           (ii) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, prospects, net worth or results of operations of the Issuers, the Subsidiaries, Lemmerz and the Lemmerz Subsidiaries, taken as a whole, not contemplated by the Final Memorandum that, in your opinion, would materially adversely affect the market for the Securities, or (ii) any event or development relating to or involving any of the Issuers or Lemmerz or any of the respective officers or directors of the Issuers or Lemmerz that makes any statement made in the Final Memorandum untrue or that, in the opinion of the Issuers and their counsel or the Initial Purchasers and their counsel, requires the making of any addition to or change in the Final Memorandum in order to state a material fact necessary in order to make the statements made therein not misleading or to comply with law.

           (iii) The Initial Purchasers shall have received an opinion of counsel to the Issuers in form and substance satisfactory to the Initial Purchasers and counsel to the

      Initial Purchasers, dated the Closing Date, of each of (i) Skadden,
      Arps, Slate, Meagher & Flom LLP, substantially in the form of Exhibit D-1 hereto, and (ii) Daniel M. Sandberg, Esquire, General Counsel to the Company substantially in the form of Exhibit D-2.

           (iv) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Cahill Gordon & Reindel, counsel to the Initial Purchasers, with respect to the sufficiency of certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters. In addition, in rendering their opinion, Cahill Gordon & Reindel may state that its opinion is limited to matters of New York, Delaware corporate and federal law.

           (v) The Initial Purchasers shall have received, from KPMG Peat Marwick LLP, independent public accountants for the Issuers, and KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft
      Wirtschaftsprufungsgesellschaft, independent public accountants for Lemmerz, "comfort" letters dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and Cahill Gordon & Reindel, counsel to the Initial Purchasers.

           (vi) The representations and warranties of the Issuers contained in this Agreement which are qualified as to materiality shall be true and correct, and those representations and warranties of the Issuers which are not so qualified shall be true and correct in all material respects, on and as of the Closing Date; the Issuers shall have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

           (vii) There shall not have been any change in the capital stock of the Issuers nor any material increase in the consolidated short-term or long-term debt of the Issuers, in each case, from that set forth or contemplated in the Final Memorandum (or any amendment or supplement thereto) or contemplated by the Transaction Documents and (b) the Issuers shall not have any liabilities or obligations, contingent or otherwise (whether or not in the ordinary course of business), that are material to the Issu-ers, taken as a whole, other than those reflected in the Final
      Memorandum (or any amendment or supplement thereto) or contemplated by the Transaction Documents.

           (viii) You shall have received certificates, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company and each Subsidiary Guarantor (or such other officers as are acceptable to you), to the effect that each of the conditions to closing set forth in this Section 8 have been satisfied.

           (ix) There shall have been no material amendments, alterations, modifications or waivers of any provisions of the Acquisition Agreement since the date of this Agreement and the Acquisition Agreement shall be in full force and effect; and the Acquisition shall occur immediately following the closing of the sale of the Securities by the Company hereunder.

           (x) The Initial Purchasers shall have received from the Company a true and correct copy of the Credit Agreement, dated on or about the Closing Date, and there shall have been no material amendments, alterations, modifications or waivers of any provisions of the Credit Agreement since the date of this Agreement; the Credit Agreement shall be in full force and effect; simultaneously with the closing of the sale of the Securities by the Company hereunder, the Company shall have available not less than an aggregate of $250,000,000 in revolving credit borrowings, pursuant to the Credit Agreement.

           (xi) The Issuers shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

           Any certificate or document signed by any officer of an Issuer and delivered to you or to counsel for the Initial Purchasers shall be deemed a representation and warranty by such Issuer to each Initial Purchaser as to the statements made therein.

           All such opinions, certificates, letters, schedules, documents or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel to the Initial Purchasers. The Issuers shall furnish to the Initial Purchasers such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Initial Purchasers shall reasonably request.

           9. Indemnification and Contribution. (a) Each Issuer jointly and severally agrees to indemnify and hold harmless each Initial Purchaser, and each person, if any, who controls any of the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

           (i) any untrue statement or alleged untrue statement of any material fact contained in (A) the Memorandum or (B) any application or other document, or any amendment or supplement thereto, executed by any Issuer or based upon written information furnished by or on behalf of any Issuer filed in any jurisdiction in order to qualify the Securities under the securities or "Blue Sky" laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"); or

           (ii) the omission or alleged omission to state, in the Memorandum or any amendment thereto, or any Application, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, each Initial Purchaser and each such controlling person for any reasonable and documented out-of-pocket legal or other expenses reasonably incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action;

provided, however, that none of the Issuers will be liable in any such case to an Initial Purchaser or any controlling person of such Initial Purchaser to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Memorandum or any amendment thereto or any Application in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of such Initial Purchaser specifically for use therein. This indemnity agreement will be in addition to any liability that the

Issuers may otherwise have to the indemnified parties. None of the Issuers will, without the prior written consent of the Initial Purchasers, which shall not be unreasonably withheld or delayed, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification by the Initial Purchasers may be sought hereunder (whether or not the Initial Purchasers or any person who controls either of the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release (or any other release reasonably acceptable to the Initial Purchasers) of the Initial Purchasers and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

           (b) Each Initial Purchaser will severally and not jointly indemnify and hold harmless the Issuers, their respective directors, officers and each person, if any, who controls any of the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which any of the Issuers or any such director, officer or controlling person may become subject under the Act, the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Memorandum or any amendment thereto or any Application or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Memorandum or any amendment thereto, or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to any of the Issuers by or on behalf of such Initial Purchaser specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable and documented out-of-pocket legal or other expenses reasonably incurred by any of the Issuers or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers will not, without the prior written consent of the Issuers, which shall not be unreasonably withheld or delayed, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification by any of the Issuers may be sought hereunder (whether or not any of the Issuers or any person who controls the Issuers within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of any such Issuer and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

           (c)  Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party except to the extent that such omission results in the forfeiture by the indemnifying party of substantial rights and defenses. In case any such action is brought against any indemnified party, and such indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on the advice of counsel, that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to any such indemnifying party then the indemnifying parties shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable and documented out-of-pocket costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately pre-ceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or the Issuers in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions); (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying parties; or (iii) the indemnifying party shall have failed to assume the defense or retain counsel reasonably satisfactory to the indemnified party.

           (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), other than as a result of the proviso to Section 9(a), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Securities (before deducting expenses other than Initial Purchasers' discounts and commissions) received by the Issuers bear to the total initial purchasers' discounts and commissions received by the Initial Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or the Initial Purchasers on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Issuers and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Issuers on the one hand and the Initial Purchasers on the other hand were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Initial Purchasers shall not be obligated to make contributions hereunder that in the aggregate exceed the total initial purchasers' discounts and commissions received by the Initial Purchasers under this Agreement, less the aggregate amount of any damages that the Initial Purchasers have otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls any of the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of any of the Issuers, each officer and each person, if any, who controls any of the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Issuers.

           (e) Notwithstanding anything to the contrary in this Article 9, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim with respect thereto.

           10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuers, their respective officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Issuers, any of their respective officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Securities, and shall be binding upon and shall inure to the benefit of, any successors, assigns, heirs, personal representatives of the Issuers, the Initial Purchasers and indemnified parties referred to in Section 9 hereof. The respective agreements, covenants, indemnities and other statements set forth in Sections 7 and 9 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

           11. Termination. (A) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Issuers given in the event that the Issuers shall have failed, refused or been unable to satisfy all conditions on its respective part to be performed or satisfied hereunder on or prior to the Closing Date or, if at or prior to the Closing Date:

           (i) any of the Issuers or the Subsidiaries or Lemmerz or the Lemmerz Subsidiaries shall have sustained any loss or interference with respect to their respective businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference has had or has a material adverse effect on the business, condition (financial or other), properties, prospects or results of operations of the Issuers, the Subsidiaries, Lemmerz and the Lemmerz Subsidiaries, taken as a whole, or there shall have been any material adverse change, or any development involving a prospective material adverse change (including without limitation a change in management or control of the Issuers), in the business, condition (financial or other), properties, prospects or results of operations of the Issuers, the Subsidiaries, Lemmerz and the Lemmerz Subsidiaries, taken as a whole, except as described in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto);

           (ii) trading in securities generally on the New York or American Stock Exchange shall have been suspended or minimum or maximum prices shall have been established on any such exchange;

           (iii) a banking moratorium shall have been declared by New York or United States authorities; or

           (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (C) any material change in the financial markets of the United States that, in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Final Memorandum, as amended as of the date hereof.

           (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

           12. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered or telecopied and confirmed in writing to the Initial Purchasers c/o CIBC Wood Gundy Securities Corp., 425 Lexington Avenue, 3rd Floor, New York, New York
10017, Attention: Walter F. McLallen, and with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: Roger Meltzer, Esq. If sent to the Company or any of the Subsidiary Guarantors, shall be mailed, delivered or telegraphed and confirmed in writing, to Hayes Wheels International, Inc., 38481 Huron River Drive, Romulus, Michigan 48174,
Attention: General Counsel and with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, One Rodney Square, Wilmington, Delaware 19801, Attention: Robert B. Pincus, Esq.

           13. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and each of the Issuers and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Issuers contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Issuers, their respective officers and any person or persons who controls any Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchasers will be deemed a successor because of such purchase.

           14. Joint and Several Obligations. All of the obligations of the Issuers hereunder shall be joint and several obligations of each of them.

           15. Information Supplied by the Initial Purchasers. The statements set forth in the first legend on the inside front cover of the Memorandum and in the penultimate and last sentence of the third paragraph and the seventh paragraph under the heading "Plan of Distribution" constitute the only information furnished by the Initial Purchasers to the Issuers for purposes of
Section 2(a) hereof.

           16. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

           17. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.

           18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Issuers and the Initial Purchasers.


                              Very truly yours,

                              HAYES WHEELS INTERNATIONAL, INC.,
                              a Delaware corporation

                              By:
                                 ----------------------------------------------
                                 Name:
                                 Title:

                              HAYES WHEELS INTERNATIONAL-CALIFORNIA,
                                INC., a Delaware corporation

                              By:
                                 ----------------------------------------------
                                 Name:
                                 Title:

                              HAYES WHEELS INTERNATIONAL-GEORGIA,
                                INC., a Delaware corporation

                              By:
                                 ----------------------------------------------
                                 Name:
                                 Title:

                              HAYES WHEELS INTERNATIONAL-INDIANA,
                                INC., a Delaware corporation

                              By:
                                 ----------------------------------------------
                                 Name:
                                 Title:

                              HAYES WHEELS INTERNATIONAL-MEXICO,
                                INC., a Delaware corporation

                              By:
                                 ----------------------------------------------
                                 Name:
                                 Title:

                              HAYES WHEELS INTERNATIONAL-MICHIGAN,
                                INC., a Michigan corporation

                              By:
                                 ----------------------------------------------
                                 Name:
                                 Title:

                              MOTOR WHEEL CORPORATION,
                                an Ohio corporation

                              By:
                                 ----------------------------------------------
                                 Name:
                                 Title:

                              MWC ACQUISITION SUB, INC.,
                                a Delaware corporation

                              By:
                                 ----------------------------------------------
                                 Name:
                                 Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CIBC WOOD GUNDY SECURITIES CORP.

By:
   --------------------------
   Name:
   Title:

MERRILL LYNCH, PIERCE, FENNER &
  SMITH INCORPORATED

By:
   --------------------------
   Name:
   Title:

BEAR, STEARNS & CO. INC.

By:
   --------------------------
   Name:
   Title:

MORGAN STANLEY & CO. INCORPORATED

By:
   --------------------------
   Name:
   Title:

SALOMON BROTHERS INC

By:
   --------------------------
   Name:
   Title:

                                                                       Exhibit A

Subsidiary Guarantors

Hayes Wheels International-California, Inc.

Hayes Wheels International-Georgia, Inc.

Hayes Wheels International-Indiana, Inc.

Hayes Wheels International-Mexico, Inc.

Hayes Wheels International-Michigan, Inc.

Motor Wheel Corporation

MWC Acquisition Sub, Inc.

                                                                     Exhibit B-1

Company Subsidiaries

Hayes (Europe), Ltd.
Hayes Wheels, S.p.A.
Hayes Wheels Autokola NH, as
Reliable Transportation Components Inc.
Hayes Wheels International - Missouri, Inc.
Hayes Wheels International - Kentuckulus, Inc.
Hayes Wheels Aftermarket, Inc.
Hayes Wheels Japan Limited
Hayes Wheels de Espana, S.A.
HWI Service Corporation
Hayes Wheels Foreign Sales Corp.
Motor Wheel de Mexico, S.A. de C.V.
Motor Wheel Corporation of Canada, Ltd.
AMW Holdings, Inc.
HL Holdings BV
HL Holdings de Espana
HL Holding GmbH
Hayes Wheels Hungary Consulting Limited Liability Company
Newco No. 17 Vermogensverwaltungs GmbH (post-Acquisition)
Newco No. 18 Vermogensverwaltungs GmbH (post-Acquisition)

Company Joint Venture and Other Interests

Numbers in parentheses represent percent of total owned by the Company or one of its subsidiaries.

Hayes Wheels de Venezuela, C.A. (49)
Hayes Wheels de Mexico, S.A. de C.V. (40)
Aluminum Wheel Technology, Inc. (50)
Riviera Tool Company (30)
Metalurgica FPS do Brasil, Ltda. (49)

                                                                     Exhibit B-2

Lemmerz Subsidiaries

Metaalgieterij Geisen B.V.
Lemmerz Espanola S.A.
Lemmerz-Werke GmbH
Lemmerz-Werke Wohnungsbaugesellschaft mbH
Lemmerz Service System N.V.
Lemmerz Belgie N.V.
Lemmerz Comerico e Participacoes SRL
Lemmerz Canada Inc.
PSW Prazisions-und Spezialwerkzeuge AG
Lemmerz-Inci-Jany Sanayi A.S.

Lemmerz Joint Ventures and Other Interests

Numbers in parentheses represent percent of total owned by Lemmerz or one of its subsidiaries.

Continental Lemmerz (Portugal), Componentes para
  Automoveis, Lda. (49)
Borlem S.A. Empreendimentos Industriais (45)
Reynolds-Lemmerz Industries (25)
Kalyani-Lemmerz Ltd. (25)
Jantas Jant Sanayi ve Ticaret S.A. (25)
Siam Lemmerz Co., Ltd. (25)

Additional Information

See Section 4.3(c), paragraph (ii), of the Lemmerz Disclosure Schedule delivered pursuant to the Acquisition Agreement regarding certain qualifying shares held by third parties in certain Lemmerz Subsidiaries.

                                                                       Exhibit C

                                                        Principal Amount
Initial Purchaser                                        of Securities
-----------------                                       ----------------
CIBC Wood Gundy Securities Corp.                          $125,000,000

Merrill Lynch, Pierce, Fenner
  & Smith Incorporated                                      50,000,000

Bear, Stearns & Co. Inc.                                    25,000,000

Morgan Stanley & Co. Incorporated                           25,000,000

Salomon Brothers Inc                                        25,000,000
                                                          ------------
      Total                                               $250,000,000
                                                          ============

                                                                     Exhibit D-1

          Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

           Opinion, dated the Closing Date and addressed to the Initial Purchasers, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Issuers, to the effect that:

           (i) The Securities have been duly and validly authorized by each of the Issuers other than Hayes Wheels International-Michigan, Inc. (the "Delaware Issuers") and when executed by the Delaware Issuers and authenticated by the Trustee in accordance with the provisions of the Indenture, and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Delaware Issuers, entitled to the benefits of the Indenture and enforceable against the Delaware Issuers in accordance with their terms, except that the enforcement thereof may be subject to
      (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

           (ii) The Exchange Notes, the Private Exchange Notes and the guarantees thereof have been duly and validly authorized by the Delaware Issuers and when executed by the Delaware Issuers and authenticated by the Trustee in accordance with the provisions of the Registration Rights Agreement and the Indenture, and delivered to the Initial Purchasers in accordance with the terms of the Registration Rights Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Delaware Issuers, entitled to the benefits of the Indenture and enforceable against the Delaware Issuers in accordance with their terms, except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and
      (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

           (iii) Each of the Delaware Issuers has the requisite corporate power and corporate authority to execute, deliver and perform its obligations under the Indenture, the Securities, the Exchange Notes and the Private Exchange Notes; the Indenture has been duly and validly authorized by the Delaware Issuers and, when executed and delivered by the Delaware Issuers (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Delaware Issuers, enforceable against the Delaware Issuers in accordance with its terms, except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

           (iv) Each of the Delaware Issuers has the requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Delaware Issuers and, when executed and delivered by the Delaware Issuers, will constitute a valid and legally binding agreement of the Delaware Issuers, enforceable against the Delaware Issuers in accordance with its terms except (i) that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

           (v) Each of the Delaware Issuers has the requisite corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement. The Purchase Agreement has been duly and validly authorized by the Delaware Issuers and, when executed and delivered by the Delaware Issuers, will constitute a valid and legally binding agreement of the Delaware Issuers, enforceable against the Delaware Issuers in accordance with its terms except (i) that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or general prin-ciples of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

           (vi) No Governmental Approval is required for the performance by the Delaware Issuers of their respective obligations under the Offering Documents or the consummation of the transactions contemplated thereby relating to the Securities.

           As used in such counsel's opinion, (a) the term "Applicable Laws" means only the General Corporation Law of the State of Delaware and those laws, rules and regulations of the State of New York and the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Purchase Agreement (other than federal and state securities laws, the TIA and the rules and regulations of the National Association of Securities Dealers, Inc.) without having made any special investigation as to the applicability of any specific law, rule or regulation except as specified herein; (b) the term "Governmental Authorities" means any Delaware, New York or federal executive, legislative, judicial, administrative or regulatory body; and
      (c) the term "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority pursuant to Applicable Laws.

           (vii) The execution, delivery and performance by the Delaware Issuers of each of the Offering Documents and the Credit Agreement and the consummation by the Delaware Issuers of the transactions contemplated thereby and the fulfillment of the terms thereof, will not violate or conflict with the certificate of incorporation or bylaws of any of the Delaware Issuers.

           (viii) Each of the Transactions has been duly authorized by each of the Delaware Issuers, which is a party thereto.

           (ix) The statements set forth under the captions "Description of the Notes" and "Description of Other Indebtedness" in the Final Memorandum, insofar as such statements purport to summarize legal documents or statements of law or legal conclusions are accurate summaries in all material respects and the Indenture and the Securities conform in all material respects to the descriptions thereof thereunder.

           (x) None of the Issuers or the Subsidiaries is required to register as an "investment company" or a company "controlled by" an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

           (xi) Neither the consummation of the transactions contemplated by the Purchase Agreement nor the sale, issuance, execution or delivery of the Securities will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

           (xii) The Indenture appears on its face to be appropriately responsive in all material respects to the requirements of the TIA.

           (xiii) Assuming (i) the accuracy of the representations and warranties of the Company set forth in Section 2 of the Purchase Agreement and of you in Section 5 of the Purchase Agreement, (ii) the due performance by the Company of the covenants and agreements set forth in
      Section 6 of the Purchase Agreement and the due performance by you of the covenants and agreements set forth in Sections 5 and 6 of the Purchase Agreement, (iii) your compliance with the offering and transfer procedures and restrictions described in the Offering Memorandum, (iv) the accuracy of the representations and warranties made in accordance with the Purchase Agreement and the Offering Memorandum by purchasers to whom you initially resell Securities and (v) that purchasers to whom you initially resell Securities receive a copy of the Offering Memorandum prior to such sale, the offer, sale and delivery of the Securities to you in the manner contemplated by the Purchase Agreement and the Offering Memorandum and the initial resale of the Securities by you in the manner contemplated in the Offering Memorandum and the Purchase Agreement, do not require registration under the Act and the Indenture does not require qualification under the TIA, it being understood that we express no opinion as to any subsequent resale of any Security.

           In addition, we have participated in conferences with officers and other representatives of the Issuers, representatives of the independent public accountants and representatives of the Initial Purchasers at which the contents of the Memoran-dum were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except as indicated in clause (ix) above) and have not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality to a large extent upon the statements of officers and other representatives of each of the Issuers) no facts have come to our attention that have caused us to believe that the Final Memorandum as of its date and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no opinion on or belief with respect to the financial statements or other financial and statistical data or information included in the Final Memorandum or on the information contained in the Final Memorandum concerning Lemmerz and the Lemmerz Subsidiaries).

                                                                     Exhibit D-2

                  Form of Opinion of Daniel M. Sandberg, Esq.

           Opinion, dated the Closing Date and addressed to the Initial Purchasers, of Daniel M. Sandberg, Esq., General Counsel to the Company, to the effect that:

           (i) Each of the Issuers has been duly incorporated and is validly existing in good standing, as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its business as described in the Final Memorandum and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except when the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect; the outstanding shares of capital stock of the Issuers and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights and, in the case of the Subsidiary Guarantors and the Subsidiaries, except in connection with the Credit Agreement, are owned free and clear of all liens, encumbrances, equities and restrictions on transferability (other than those imposed by the Act and the state securities or "Blue Sky" laws); to the best of my knowledge, except as set forth in the Final Memorandum, no options, warrants or other rights to purchase from any Issuer or any Subsidiary or, agreements or other obligations of any Issuer or any Subsidiary to issue or other rights to cause the Company, to convert any obligation into, or exchange any securities for, shares of capital stock or ownership interests in any Issuer or any Subsidiary are outstanding.

           (ii) The Guarantee has been duly and validly authorized by Hayes Wheels International-Michigan, Inc. ("HWIM") and Motor Wheel Corporation ("MWC") and when the Securities are executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obliga-tion of HWIM and MWC, enforceable against HWIM and MWC in accordance with its terms, except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

           (iii) The guarantee of the Exchange Notes and the Private Exchange Notes have been duly and validly authorized by HWIM and MWC and when the Exchange Notes and the Private Exchange Notes have been executed by the Company and authenticated by the Trustee in accordance with the provisions of the Registration Rights Agreement and the Indenture, and delivered to the Initial Purchasers in accordance with the terms of the Registration Rights Agreement, will have been duly executed, issued and delivered and will constitute a valid and legally binding obligation of HWIM and MWC, enforceable against HWIM and MWC in accordance with its terms, except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

           (iv) Each of HWIM and MWC has the requisite corporate power and corporate authority to execute, deliver and perform its obligations under the Indenture, the Securities, the Exchange Notes and the Private Exchange Notes; the Indenture has been duly and validly authorized by HWIM and MWC and, when executed and delivered by HWIM and MWC (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of HWIM and MWC, enforceable against HWIM and MWC in accordance with its terms, except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity.

           (v) Each of HWIM and MWC has the requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The

      Registration Rights Agreement has been duly and validly authorized by HWIM and MWC and, when executed and delivered by HWIM and MWC, will constitute a valid and legally binding agreement of HWIM and MWC, enforceable against HWIM and MWC in accordance with its terms except (i) that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

           (vi) Each of HWIM and MWC has the requisite corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement. The Purchase Agreement has been duly and validly authorized by HWIM and MWC and, when executed and delivered by HWIM and MWC, will constitute a valid and legally binding agreement of HWIM and MWC, enforceable against HWIM and MWC in accordance with its terms except
      (i) that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

           (vii) No consent, approval, authorization or order of any governmental agency or body, or to the best of my knowledge, any court, is required for the performance of any of the Offering Documents or any of the agreements contemplated thereby or delivered in connection therewith, or the consummation of the transactions contemplated thereby, except such as may be required and have been obtained as described in the Final Memorandum or as may be required under the Act, the TIA or state securities or "Blue Sky" laws in connection with the purchase and distribution of the Securities or the exchange of the Exchange Notes and the Private Exchange Notes.

           (viii) None of the Issuers or the Subsidiaries is (a) in violation of its certificate of incorporation or bylaws, (b) in violation of any statute, judgment, decree, order, rule or regulation applicable to any of its properties or assets, which violation would, individually or in the aggregate, have a Material Adverse Effect or (c) in breach of or in default under any of the Offering Documents or any material contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or other material agreement or instrument to which it is a party or to which it is subject, which breach or default would individually or in the aggregate, have a Material Adverse Effect.

           (ix) The execution, delivery and performance by the Issuers, to the extent each is a party thereto, of each of the Offering Documents and the Credit Agreement and the consummation by the Issuers of the transactions contemplated thereby and the fulfillment of the terms thereof, will not violate, conflict with or constitute or result in a breach of or a default under (or an event that with notice or lapse of time, or both, would constitute a breach of or a default under) any of the terms or provisions of (a) the certificate of incorporation or bylaws of HWIM, (b) any material indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement or other material agreement or instrument to which any of the Issuers or the Subsidiaries is a party or to which any of their respective properties or assets are subject or (c) to the best of my knowledge (assuming compliance with all applicable Federal and state securities and "Blue Sky" laws) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to any of the Issuers or the Subsidiaries or any of their respective properties or assets, which violation, conflict, breach or default would, individually or in the aggregate, have any Material Adverse Effect.

           (x) Except as described in the Final Memorandum, there are no legal or governmental proceedings pending or threatened to which any of the Issuers or the Subsidiaries is a party or to which the respective properties or assets of the Issuers or the Subsidiaries are subject that would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, or that seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to the Initial Purchasers or the consummation of the transactions described in the Final Memorandum under the captions "Use of Proceeds" or "The Lemmerz Acquisition".

           (xi) Each of the Transactions has been duly authorized by HWIM to the extent it is or will be a party thereto.

           I have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, outside counsel for the Company, your counsel and your representatives at which the contents of the Memorandum and related matters were discussed and, although I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum, I advise you that, on the basis of the foregoing (relying, with respect to Lemmerz, primarily upon (i) the representations and warranties of Lemmerz and the shareholders of Lemmerz contained in the Acquisition Agreement and (ii) the due diligence reports prepared by counsel and other representatives of the Company retained in connection with the Company's acquisition of Lemmerz (copies of which have been provided to your counsel in connection with their due diligence review of the Company); provided, however, that I have not independently investigated or verified, nor do I assume any responsibility for, the information contained in such reports), no facts have come to my attention that lead me to believe that the Final Memorandum as of its date and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that I have not been requested to and do not make any comment with respect to the financial statements and the notes thereto and other financial and accounting information included or incorporated by reference in the Final Memorandum).